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                                                                  EXHIBIT 7 (K)

                                AMENDMENT NO. 1

Effective as of May 1, 2009, Pruco Life Insurance Company (the "Reinsured") and Pruco Reinsurance Ltd. (the "Reinsurer") amend the Automatic Coinsurance Agreement effective as of January 28, 2008 (the "Agreement") reinsuring the Highest Daily Guaranteed Return Option (HD GRO) benefit riders written by the Reinsured as indicated below. This Amendment shall be attached to and become a part of the Agreement. All terms not otherwise defined herein are defined in the Agreement.

SCHEDULE B - MONTHLY SETTLEMENT REPORT, paragraph A - The first sentence of paragraph A, Due Reinsurer is deleted and replaced with the following:

This Amendment does not alter, amend or modify the Agreement other than as set forth above, and it is otherwise subject to all the terms and conditions of the Agreement together with all amendments and supplements thereto. This Amendment may be executed in counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

PRUCO LIFE INSURANCE CORPORATION

BY:
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NAME:
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TITLE:
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DATE:
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PRUCO REINSURANCE LTD

BY:
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NAME:
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TITLE:
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DATE:
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